As filed with the Securities and Exchange Commission on January 03, 2002
                                                    Registration No.
________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              DYNAMIC REALITY, INC.
                 (Name of Small Business Issuer in its Charter)


      NEVADA                       7389                     91-1997729
  ---------------            -----------------             -------------
  (State or other            (Primary Standard            (I.R.S. Employer
  jurisdiction of             Industrial                 Identification No.)
  incorporation               Classification
  or organization)            Code Number)


              4920A YONGE STREET, TORONTO, ONTARIO, CANADA M2N 5N5
                                 (416) 540-3234
          (Address and telephone number of principal executive offices)

                        Dr. Kimberly Partridge, President
                              Dynamic Reality, Inc.
                                4920 Yonge Street
                        Toronto, Ontario, Canada M2N 5N5
                                 (416) 540-3234
            (Name, Address and Telephone Number of Agent for Service)
                                    Copy to:

                             Andrew D. Hudders, Esq.
                                 Graubard Miller
                          600 Third Avenue - 32nd Floor
                               New York, NY 10016
                            Telephone: (212) 818-8800
                            Facsimile (212) 818-8881


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of Each                    Proposed          Proposed
Class of                         Maximum           Maximum          Amount of
Securities to    Amount to be    Offering Price    Aggregate        Registration
be Registered    Registered      Per Share         Offering Price   Fee
--------------------------------------------------------------------------------
Common Stock,    14,000,000      $0.05             $700,000         $167.30
$.001            shares
par value
--------------------------------------------------------------------------------


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any state.


                              SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED JANUARY 03, 2002

                                   14,000,000
                             Shares of Common Stock

                              DYNAMIC REALITY, INC.

     Up to 10,000,000 shares of our common stock are being sold by an officer of Dynamic Reality, on a self-underwritten, best efforts basis, with no minimum. The offering by us will commence on the date of this prospectus and will continue for nine months or until all the shares offered are sold, if earlier. We will not escrow the funds received in the purchase of our common stock. We will issue certificates for common stock purchased from us within ten business days after receipt of a fully executed subscription agreement that is accepted by us and good funds for the purchase are in our account.

     Up to 4,000,000 shares of common stock are being sold by selling stockholders. These shares will be sold through any stock medium or exchange or in privately negotiated transactions, when and in amounts as they decide. We will not receive any of the proceeds from the sale of these shares.

     No public market exists for our common stock. A public market may not develop after the sale of the shares.

     Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 7 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                             Per Share              Total
                                             ---------              -----
     Public offering price...........          $.05              $700,000 (1)

(1) Assumes all 14,000,000 shares offered are sold. The expenses of this offering, estimated at $50,000, will be paid by and deducted from the total proceeds to Dynamic Reality, Inc. We will not receive any of the proceeds from the 4,000,000 shares being offered by selling stockholders.

                 The date of this Prospectus is __________, 2001

                                TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----

 Prospectus Summary                                                      5
 Risk Factors                                                            7
 Use of Proceeds                                                         9
 Dividend Policy                                                        10
 Determination of Offering Price                                        10
 Dilution of the Price Paid for the Shares                              10
 Capitalization                                                         11
 Management's Discussion and Analysis of Results of Operations          11
 Business                                                               13
 Management                                                             15
 Executive Compensation                                                 15
 Principal Stockholders                                                 16
 Shares Eligible for Future Resale                                      18
 Selling Stockholders                                                   18
 Plan of Distribution                                                   21
 Changes In and Disagreements with Accountants on Accounting
 And Financial Disclosure                                               23
 Legal Matters                                                          23
 Experts                                                                23
 Additional Information                                                 23
 Index to Financial Statements                                         F-1

                               PROSPECTUS SUMMARY

     This summary highlights information set forth elsewhere in this prospectus. You should read the entire prospectus carefully, paying particular attention to the section entitled Risk Factors.

                                   The Company

     Dynamic Reality, Inc. is devoted to the study and practice of personal wellness and preventative health care. As such, on December 14, 2001 the Board of Directors of Dynamic Reality, Inc. adopted a resolution to change the name of Dynamic Reality, Inc. to Medstretch Inc. in order to more accurately reflect the new business direction of the Company. The name change is pending completion of the notification requirements under Nevada corporate law and the Federal proxy rules.

     Our original business plan, which was formulated in December 2000, was to create an Internet based, retail marketing and consumer information portal to provide consumers with a wide range of electronic products, such as personal computer hardware, software, peripherals, accessories and product and electronic industry related information. From that time to December 2001, we were not able to adequately fund the operations of the Company and ceased this plan of operation.

     In December 2001, Dynamic Reality adopted its current business plan to design, launch and market motivational, interactive wellness products and services. As of December 27, 2001 we had $25,000 in cash and we may not be successful in obtaining adequate capital to continue operations.

     Our initial strategy is to create, an animated, interactive software program for mid to large size corporations to address the many frequent, yet preventable, health concerns presented by individuals employing extended hours at computer workstations. Our software program will be designed to encourage and guide each participant through two, pre-scheduled, five-minute "health breaks" each workday. Each health break is designed to include a series of effective, convenient, and easy to perform exercises for relieving musculoskeletal stress and strain, improving circulation, and clearing the mind.

     If we are successful with our initial software program, we intend to provide professional seminars and workshops, custom-tailored for each client, which will complement our software products. The seminars/workshops will address issues relevant to health care and the computer terminal working environment, such as staying in shape and exercising, eating healthy, lifestyle management, and workplace ergonomics.

     We anticipate that our sales revenue will be generated by software installations, software licensing fees and wellness seminars/workshops.

     We are a development stage company. We have had no revenues to date and expect to incur substantial expenses in implementing our plan. We cannot indicate now if we will ever be profitable. Additionally, we had a net working capital deficit of $21,900 as of September 30, 2001 and no other form of financial commitment for the funding of our business plan. Our independent auditors have issued a qualified opinion that raises substantial doubt as to our ability to continue as a going concern. We cannot give any assurance that this offering will be successful or that we will be able to locate any funding or enter into any agreements that will provide the required operating capital.

                      The Offering by Dynamic Reality, Inc.

Securities offered by us.........    Up to 10,000,000 shares of common stock.

Securities offered by selling
  shareholders...................    Up to 4,000,000 shares of common stock

Common stock outstanding
  prior to the offering..........    12,000,000 shares

Common stock to be outstanding
  after the offering.............    22,000,000 shares (assuming all 10,000,000
                                     shares offered by Dynamic Reality are sold)

Use of proceeds..................    We intend to use the proceeds of this
                                     offering received by Dynamic Reality as
                                     follows:

                                     o    Repayment of offering expenses

                                     o    Programming and beta testing the
                                          software

                                     o    Marketing and sales

                                     o    Computers and equipment cost

                                     o    Consulting fees

                                     o    Working capital

Subscription method..............    Investors will be asked to complete an
                                     investor subscription agreement and return it to us with the purchase price.

Certificate issuance.............    Within ten business day after receipt and
                                     acceptance of investor subscription
                                     agreement and good funds, a certificate for the shares will be sent to the address supplied.

     Dynamic Reality, Inc. was incorporated in Nevada on December 31, 1996. The mailing address of our principal executive office is 4920A Yonge Street, Toronto, Ontario, Canada M2N 5N5 and the telephone number is (416) 540-3234.

                                  RISK FACTORS

     You should consider carefully the following risks before you decide to invest in our common stock. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Any of these risks could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Risks Relating to Our Business

     We have no long-term history of operations relating to wellness software development and marketing upon which investors may evaluate our current business plan and future performance.

     We are in the early stages of implementing our business plan. We have not engaged in any substantive operations to date and have no revenues from operations. Since inception we have accumulated a deficit of $35,900 through September 30, 2001. Therefore, investors will not have a track record with which to judge our ability to achieve our business objectives. Investors must evaluate an investment in Dynamic Reality, Inc. based on management's expectations and their own evaluation of our prospects.

Our independent auditors have issued their opinion with a going concern qualification.

     Because of our accumulated deficits, our lack of revenues sufficient to support our operations and our limited capital resources, our independent auditors have issued an audit opinion that raises substantial doubt about our ability to continue as a going concern.

Our ability to operate will depend on our ability to face all the challenges of a new business.

     We expect to face many challenges in the development of our business. These will include finalization of our software program to a marketable product and achieving a marketing plan that successfully targets the kinds of companies that will want to implement our wellness program for their employees. An investment in Dynamic Reality, Inc. must be considered in light of the risks, expenses and difficulties of companies in the early development stage.

Our success will depend on creating goodwill and performance to attract clients and differentiate our software from other competitors.

     Our ultimate success is dependent on the goodwill we generate and the brand name recognition we achieve over time as a provider of quality wellness related software and services that will enable our target market of mid to large corporations to reduce employee absenteeism due to work related injuries. If we are unable to create goodwill and branding associated with our products and services, we believe we will not be adequately differentiated in the market place to attract the kinds of clients we plan to focus on and to generate sufficient revenues that will cover our operations.

National and local economic conditions may adversely affect our business plan and/or operations.

     The software and services industries often are greatly affected by changes in the economy because our intended corporate clients will have to make monetary spending decisions based on maintaining profitability or positive cash flow. In many instances, and especially in a recessionary environment, these businesses will focus their spending on marketing and sales efforts as opposed to purchasing software products and services. Our business will be affected by adverse economic conditions because it will be harder to attract clients.

If an employee or user of our software becomes injured following our prescribed exercise routines we could become subject to product liability or medical malpractice claims, for which we are not adequately insured.

     If we develop and install our software and a user/employee accidentally becomes injured while attempting our prescribed exercises, we may be exposed to product liability or medical malpractice claims. We might also be required to indemnify the client corporations against any liability claims incurred by them as a result of products developed by us under licensing agreements. We currently do not carry adequate product liability or medical malpractice insurance. If we experience an uninsured or inadequately insured product liability claim, our business and financial condition as well as investor value would be materially adversely affected.

Risks Relating to this Offering

     Without a successful offering, we will not be able to implement our current business plan.

     We are dependent on raising the proceeds in this offering to fund our operations during implementation of our business plan. If we do not raise sufficient capital, we will have to curtail aspects of our operations or abandon them altogether. Revising the business plan may result in our not being able to continue in business as planned.

This offering is being made without an underwriter; therefore, it is possible that Dynamic Reality, Inc. will not sell all the shares offered.

     Our offering is self-underwritten. This means Dynamic Reality will not engage the services of an underwriter to sell the shares. We intend to sell the shares through the efforts of one of our officers, and we will not pay her any commissions. Without the services of a professional finance firm, it is possible that we will not sell all the shares offered. If Dynamic Reality does not raise the full amount being sought, it will have to modify its business plan to reduce its proposed expenditures. A substantial reduction in the business plan may impair the business and financial ability of Dynamic Reality, and it may be required to cease operations.

This offering is being made without any escrow of investor funds or provisions to return funds.

     When investors make a subscription for our common stock, the purchase price will not be placed in any escrow account and will become a general asset of Dynamic Reality. There is no minimum-offering amount. Subscriptions will be accepted on a rolling basis. There are no investor protections for the return of invested monies.

Because there is no minimum offering requirement, early investors in this offering bear a disproportionate risk of Dynamic Reality, Inc. being able to operate on the funds raised.

     This offering is made on a rolling basis with no minimum amount having to be raised. Therefore, early investors will participate in the offering with no assurance that a sufficient amount of funds will be raised for the intended uses. If insufficient funds are the result of this offering, Dynamic Reality may have to limit the extent to which it will be able to implement its business plan, but investors will not be able to get their investment funds back.

The offering price has been arbitrarily established.

     The offering price has been arbitrarily established by the board of directors. It is not based on market factors, business appraisal or other established criteria of business valuation. We have not consulted with any finance professionals to determine the offering price. Consequently, investors in this offering may be overpaying for their aggregate portion of Dynamic Reality at this time. Moreover, after the offering, the common stock may not trade at or above the offering price.

The officers will have broad discretion in the use of proceeds from this offering.

     Although we have allocated the proceeds from this offering among several categories of uses, they may be changed by management at any time. The amount allocated to a use also may be changed depending on management's determination about the best use of the funds at a particular time. Therefore, investors must rely entirely on the business judgment of management in the use of the offering proceeds and to determine how and what portions of the business plan will be implemented.

There has been no prior market for our common stock and the market price of the shares may fluctuate.

     There has been no market for our common stock prior to this offering. We cannot guarantee that a trading market for our common stock will develop or, if a market does develop, that the depth of the trading market for the common stock or the prices at which the common stock will trade.

There can be no assurance that a public market will develop for the common stock.

     We plan to take action so that our common stock will trade on the Over-the-Counter Bulletin Board, operated by NASDAQ. Because the OTC BB is a broker driven market, before our stock may be listed and quoted, brokers must apply for it to be listed and then establish market levels for it to trade. We must wait until brokers take the appropriate action before our common stock will trade in that market. There can be no assurance that a market will develop for the common stock.

Because the common stock of Dynamic Reality, Inc. will be deemed "penny stock" under the Securities and Securities Exchange, investors may not be readily able to resell the shares acquired in the offering in the public markets.

     The shares are defined as penny stock under the Securities and Exchange Act of 1934 and rules of the SEC. These rules impose additional sales practice and disclosure requirements on broker-dealers who sell our shares to persons other than certain accredited investors. For covered transactions, a broker-dealer must make a suitability determination for each purchaser and receive a purchaser's written agreement prior to sale. In addition, the broker-dealer must make certain mandated disclosures in transactions of penny stocks. Consequently, these rules may affect the ability of broker-dealers to make a market in our common stock and may affect the investor's ability to resell shares purchased in this offering.

Our directors and officers will have substantial ability to control our business direction.

     After the offering, assuming the sale of all the common stock, one of our directors and officers will own about 36% of the common stock outstanding. If less shares are sold in the offering, the percentage will be higher. Therefore, this person will be in a position to substantially influence the election of our directors, if not actually control it. Consequently, she will be able to influence the business operations of Dynamic Reality.


                                 USE OF PROCEEDS

     The offering is on a best efforts, no minimum basis. The principal use of proceeds will be to create our personal wellness and preventive health care software and market it to mid- to large- size corporations. Below are three alternatives of the application of proceeds that may be received at various levels of stock sold for our account in the offering.

                                     Based on       Based on       Based on
                                       25% of         50% of        100% of
Activity                             Proceeds       Proceeds       Proceeds
--------                             --------       --------       --------

Cost of the Offering                  $50,000        $50,000        $50,000

Programming costs of first
version of the software               $15,000        $40,000       $100,000

Beta testing of the software           $5,000        $30,000        $60,000

Marketing and sales                   $10,000        $45,000       $100,000

Hiring of consultants                  $5,000        $20,000        $60,000

Equipment costs                        $5,000        $20,000        $50,000

Ongoing legal & accounting
fees for being a public
company                               $30,000        $30,000        $30,000

Working capital                        $5,000        $15,000        $50,000
                                       ------        -------        -------
Total                                $125,000       $250,000       $500,000
                                     --------       --------       --------

     Proceeds received by us not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

     Although we have made allocations for the use of our net proceeds from the offering, management may change the allocations in its sole discretion based on the amount of funds actually received. If less than all the shares are sold, it correspondingly will limit our ability to proceed in accordance with our current business plan. We also would reduce the working capital allocation and try to reduce the other anticipated expenses. Significant reductions in our business plan or delays in taking action may impair our ability to implement our business plan causing us to curtail all or substantial parts of our potential business operations.

     In addition to changing allocations because of the amount of proceeds received, we may change the uses of proceeds because of required changes in our business plan or management decisions based on arbitrary decision making.
Investors should understand that we have wide discretion over the use of proceeds. Therefore, our decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions other than through the process of changing the directors of Dynamic Reality, Inc. by stockholder action.

                                 DIVIDEND POLICY

     We have never paid any dividends. We can make no assurances that our proposed operations will result in sufficient revenues to enable profitable operations or to generate positive cash flow. For the foreseeable future, we anticipate that we will use any funds available to us to finance the growth of our operations and that we will not pay cash dividends to holders of common stock. The payment of dividends, if any, in the future is within the discretion of our board of directors and will depend on our earnings, capital requirements, restrictions imposed by lenders and on our financial condition, having funds legally available to pay dividends and other relevant factors.

                         DETERMINATION OF OFFERING PRICE

     The price of the shares was arbitrarily determined in order for Dynamic Reality, Inc. to raise up to a total of $500,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value, or other established criteria of value. We also did not consult finance professionals to help establish the offering price. There is no assurance that the price paid for a share in the offering will be recoverable by a sale of the shares in the public market, or that a public market will value Dynamic Reality as we have determined its value.

                                    DILUTION

     At September 30, 2001, we had a negative net tangible book value of $(21,900) or $(0.002) per share of common stock. Net tangible book value is equal to total tangible assets minus total liabilities. Our net tangible book value per share is calculated by dividing our net tangible book value by 12,000,000, the total number of shares of common stock outstanding.

     At September 30, 2001, after giving effect to the sale of 10,000,000 shares of common stock (excluding the shares sold by current stockholders) in this offering at an assumed initial public offering price of $.05 per share and the receipt by us of the net proceeds (net of $50,000 in expenses) from this offering, our pro forma net tangible book value at September 30, 2001 would have been approximately $428,100, or approximately $.019 per share of common stock. The dilution is $.031 per share, or approximately 62%, less than the price that an investor in this offering would be paying for the stock. The dilution could be substantially more if we sell less than the full amount of the offering (10,000,000 shares). The following table illustrates the dilution based on various levels of the number of shares sold:

                                                         25% or          50% or        100% or
                                                       2,500,000       5,000,000      10,000,000
                                                         shares          shares         shares
                                                       ----------      ---------      ----------
Assumed public offering price per share                    $.05            $.05           $.05
Net tangible book value per share of
 common stock as of September 30, 2001 (actual)         ($0.002)        ($0.002)       ($0.002)
Increase  per  share  attributable  to sale
 of common stock in this offering                        $0.006          $0.012         $0.021
Pro forma net tangible book value per share
 of common stock after this offering                     $0.004           $0.01         $0.019
Dilution per share of common stock to investors
 in this offering                                        $0.046           $0.04         $0.031
                                                         ------           -----         ------

     The public offering price is substantially higher than the pro forma net tangible book value per share. Investors will incur immediate and substantial dilution.

     The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share of common stock paid by our existing stockholders and by new investors in this offering:

                                Price Per      Number of      Total Percentage    Consideration    Percentage of
                                  Share       Shares Held       of Ownership          Paid         Consideration
                                ---------     -----------     ----------------    -------------    -------------
Existing stockholders             $.003        12,000,000           54.5%            $39,000             7.2%
Investors in this offering         $.05        10,000,000           45.5%           $500,000            92.8%
                                               ----------           -----           --------            -----
Total                                          22,000,000          100.0%           $539,000           100.0%


                                 CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 2001, on an actual and a pro forma basis, as adjusted for the sale of all 10,000,000 shares being offered by us and excluding the shares being sold by current stockholders.

                                                                               Pro forma                 Pro forma
                                                                            As Adjusted for the         As Adjusted
                                                    Actual September         New Issues Since             for the
                                                        30, 2001           September 30,2001 (1)         Offering
                                                    ----------------       ---------------------        -----------
 Stockholders' equity:
 Common stock, $.001 par value
 Authorized 100,000,000 shares
 10,000,000 shares issued and outstanding
 at September 30, 2001 and 12,000,000 shares
 issued and outstanding before the offering
 and 22,000,000 shares issued and
 outstanding after the offering                          $10,000                 $12,000                 $22,000
 Additional paid-in capital                                4,000                  27,000                 517,000
 Retained Earnings (deficit)                             (35,919)                (60,919)               (110,919)
                                                         --------                --------               ---------
 Total capitalization                                   $(21,919)               $(21,919)                $428,081
                                                        =========               =========                ========

(1) On December 14, 2001, the Board of Directors approved a resolution to issue 1,000,000 shares of common stock to Mr. Mitchell Geisler for developing our current business plan and business consulting services. These services were valued at $25,000 or $0.025 per share and a non-cash charge for this amount is included in the pro forma retained deficit. The Board of Directors also approved the issuance of 1,000,000 shares to Dungavel, Inc. for $25,000 in cash which will be used for current operating expenses.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS

     The financial information set forth in the following discussion should be read with the financial statements of Dynamic Reality included elsewhere herein.

Financial Condition and Changes in Financial Condition

Overall Operating Results:

     We had no revenues since our inception (December 31, 1996) through September 30, 2001.

     Operating expenses since inception totaled $35,900 of which $19,100 were incurred primarily for legal and accounting services rendered in connection with the filing on April 6, 2001 of Form 10-SB with the Securities and Exchange Commission and our subsequent financial reporting obligations. Other operating expenses amounted to $16,800 and were incurred for consulting, supplies and filing fees. $5,000 of these expenses were incurred on December 31, 1996 for consulting services rendered by our first President and Chairman of the Board, Mr. Antonio Garcia. Mr. Garcia received 950,000 shares or 9.5% of our current common stock issued and outstanding for these services. For the year ended December 31, 2000, we incurred $9,000 for consulting services rendered by our former President and Chairman of the Board, Ms. Cindy Roach. Ms. Roach received 9,000,000 shares of our common stock (90% of the September 30, 2001 outstanding shares) for these services.

     We have incurred a cumulative net loss since inception through September 30, 2001 of $35,900.

Liquidity and Capital Resources:

     We currently have no working capital with which we can fund our future operations. We have been reliant on loans from a shareholder to fund operations to date. These promissory notes bear 8% simple interest and are due one year from the date that the loans were made. The shareholder has agreed to be repaid when and if the Company begins operations and has sufficient funds for repayment. Our independent auditors have issued an audit opinion that raises substantial doubt about our ability to continue as a going concern as of December 31, 2000. We cannot assure you that we will be able to continue our operations without adequate funding. As of September 30, 2001, we had no cash or our only asset was $2,500 in prepaid expenses. Our total liabilities were $29,400, which includes $500 in accounts payable and $23,900 in notes payable to a shareholder. Total stockholders' deficit at September 30, 2001 was $21,900.

Plan of Operations

     We intend to seek capital to fund our operations through the sale of the common stock being offered by us. We may also seek acquisition/merger opportunities with operating companies. We have not identified or pursued any potential acquisition or merger prospects at this time. We estimate that we will need approximately $500,000 to fund our operations and fully implement our current business plan during the first year, however, if we raise less than the full amount of the offering we believe we will still be able to pursue our business objectives by adjusting our business plan to lower levels. This would include reducing our expenditures in such areas as marketing, sales, consulting fees and outside Beta testing. We have no financing commitments or acquisition arrangements or prospects at this time. In the interim, we believe our stockholders/officers and/or directors and Dungavel, Inc. will advance the operating expenses of the Company. These advances will not be repaid from any of the cash proceeds from this offering. Dungavel, Inc. received 1,000,000 shares of our common stock for advancing $25,000 in cash to fund our operating expenses. The remaining advances from our stockholders/officers and/directors will be repaid from funds generated from operations of our business.

     We believe that we will require additional financing in the future to fund our marketing, sales, programming and seminar expansions. We cannot assure you that we will be successful in raising any of the capital needed to fund expansion.

     Once we have developed our prototype software program and complete the Beta testing, we expect to generate revenues with which we will be able to cover operating costs. If our revenues exceed total operating costs, these funds will be used in our business expansion. We cannot give any assurance that our software or seminars will generate sufficient revenues to cover our expenses or provide a profit on operations. The owning and operating of a development stage company with an unproven product concept is considered a risky enterprise and investment returns are often significantly less than in other investments.

New Accounting Pronouncements

     We have adopted FASB Statement 128. It is not expected that we will be impacted by other recently issued standards. FASB Statement 128 presents new standards for computing and presenting earnings per share (EPS). The statement is effective for financial statements for both interim and annual periods ending after December 15, 1997.

     FASB Statement 131 presents news standards for disclosures about segment reporting. We do not believe that this accounting standard applies to us as all of our operations are integrated for financial reporting and decision-making purposes.

Inflation

    Our results of operations have not been affected by inflation and we do not expect inflation to have a significant effect on our operations in the future.

                                    BUSINESS

General

     Dynamic Reality, Inc. is a company in the development stage. Dynamic Reality was incorporated in the State of Nevada on December 31, 1996. From incorporation until late 2000, Dynamic Reality had no business operations of any kind.

     Since December 2000 our business plan was to create an Internet based, retail marketing and consumer information portal to provide consumers with a wide range of electronic consumer products, such as personal computer hardware, software, peripherals, accessories and timely product and industry related information. We were not able to adequately fund those operations and in December 2001 ceased this initiative.

     In December 2001, we were approached by Kimberly Partridge, Doctor of Chiropractic, regarding a concept that she conceived related to the practice of wellness and preventative health care solutions designed around relieving musculoskeletal disorders affecting individuals that spend substantial amounts of time at computer workstations. One of the more common musculoskeletal disorders is carpal tunnel syndrome, which is considered one of the higher causes for absenteeism from the workplace.

     On March 28, 2001 the United States Department of Labor released a study of "Lost-work-time Injuries and Illnesses: Characteristics and Resulting Time Away From Work, 1999". From the information gathered from participating companies for the year 1999, there were over 582,000 musculoskeletal disorders reported, accounting for more than one out of three of the injuries and illnesses involving recuperation and an absence from work. Among major disabling injuries and illnesses, days away from work were highest for carpal tunnel syndrome with a median of 27 days of work missed. In addition, repetitive motion such as typing resulted in the longest absences from work with a median of 17 days. This study can be located at (http://www.bls.gov/news.release/osh2.nr0.htm). Work-related musculoskeletal disorders (MSD) include cases where the nature of injury or illness is sprains, strains, tears; back pain, hurt back; soreness, pain, carpal tunnel syndrome; hernia; or musculoskeletal system and connective tissue diseases and disorders and when the event or exposure leading to the injury or illness is bodily reaction/bending, climbing, crawling, reaching, twisting; overexertion; or repetition.

     Dr. Partridge's concept is to reduce employee absenteeism for corporations through the use of animated software installed on user workstations whereby the user is requested to participate in two pre-scheduled health breaks each day. The software will lead the user/participant through a series of easy exercises that are intended to relieve musculoskeletal stress and strain and improve circulation. We believe that corporations which utilize our software will achieve the benefits of reduced absences from work for these types of preventable disorders and improve productivity, however, we can give no assurances that reduced absenteeism will occur from the use of our software. In addition, should an employee/user sustain an injury or some other form of illness from the use of our exercise routines we may be held liable. We do not currently have any insurance coverage should such an event occur.

     We currently do not have capital to implement the business plan and must obtain funding. If we do not receive funding, we will have to discontinue our business plan. The independent auditors of Dynamic Reality have qualified their opinion as to our ability to continue as a going concern. To fund our operations, we intend to seek either debt or equity capital or both, strategic alliances and joint venture arrangements and acquisitions of businesses with ongoing profitable operations, among other things. Until such time as Dynamic Reality has adequate funding, we believe the stockholders, officers and directors and Dungavel, Inc. willadvance the operating expenses of the Company.

     We have no commitments for funding from unrelated parties or any other agreements that will provide working capital. We cannot give any assurance that we will locate any funding or enter into any agreements that will provide the required operating capital.

Products and Services

     Our  products and  professional  services  will be focused on  preventative health care and personal wellness. Our first product will be an interactive, animated computerized "health break". The program was designed to promote personal wellness and preventative health care to individuals who employ extended periods of time at computer workstations. We believe our program offers tremendous health benefits for individuals/employees, and substantial cost-containment/profitability opportunities for employers through reduced absenteeism costs, complemented by improved morale, that can result in increased productivity and bottom-line results.

     The design of our first product includes two, daily, pre-scheduled, five-minute "appointments" or "health breaks". The program's design focuses on a series of easy to perform exercises offering benefits that help avoid injuries, increase blood flow, and generally energize the participant. The program's animated characters motivate and guide the participant through practical and effective health breaks. The series of animated exercises will be designed by Dr. Partridge.

We anticipate the client costs of the product will be as follows:

>> Initial right to the licensed software, installation and set-up for a minimum of 10 computer terminals = $4,000

>> Each additional terminal, up to 100, requiring the licensed software will be billed on a $50 per terminal basis. Discounts will be offered to additional terminals in excess of 100.

>> Annual licensing fees, including annual updates, will be billed at $25 per terminal.

     We plan to design and develop additional software-related products if we have adequate funding. Future products may be designed to include deluxe program versions, products for the retail market, and program spin-offs to meet the needs of specific market segments.

     Our main service goal is to ensure customer satisfaction that includes customer referrals and building long-term business relationships. To ensure customer satisfaction, we believe it is imperative that the client has a dedicated representative from their company to explain the programs to the employees and ensure the programs continue to operate correctly.

     Our services will include professional seminars and workshops, custom-tailored for each client that will complement our software products. Our services will, initially, be offered to clients when purchasing our software products. Our anticipated fees for two 30-minute seminars/workshops, followed by a 30-minute discussion/questions and answer period, designed and presented by health care professionals will be $1,000. The seminars/workshops will address issues relevant to health care and the computer terminal working environment, such as staying in shape and exercising, eating healthy, lifestyle management, and workplace ergonomics.

     We can give no assurances that our software products or services will attain our desired goal of relieving employee injuries and decreasing lost time from work.

Marketing

     Our target market includes mid- to large-size corporations. We believe our products and services can deliver significant value and benefit to employees and employers alike, and that the larger the employer, the greater the employer's financial interest in promoting preventative health care and personal wellness to their employee population. In addition, we believe great potential exists to build valuable partnering relationships with major group insurance companies.

     Initially, introduction to our target market will be leveraged through beta testing of our products. We intend to approach a select number of companies in our target market, offering our product on a demonstration basis, in return for feedback from the company and its employees. We believe that, offering employers in our target market an opportunity to "test drive" our product and observe the value and benefits first-hand will support our marketing efforts.

     Our target market includes two distinct audiences: the purchaser/employer, and user/employee. We believe it is important to understand our audience in order to successfully meet their needs and expectations. Employers must identify with the value that promotion of preventative health care and personal wellness products and services can deliver to employees, and subsequently, to the company's bottom-line; and employees must be offered easy-to-understand information and non-intrusive, motivational tools that are useful and effective.

     Our initial marketing and sales efforts will center on making calls, by telephone and in person to our targeted corporations.

     Although many of our marketing plans have been successfully used in the past by different service providers, there is no assurance that we will be able to use them successfully to create the client base we seek. Moreover, because the consumer is increasingly sophisticated and exposed to a multitude of marketing programs, we will have to constantly appraise our strategies and seek out ways to change and improve them so as to remain competitive.

Competition

     While we believe there are several similar software programs on the market today that resemble the ideas behind ours, we believe our objectives and target markets are different. The programs currently available that we are aware of tend to be designed for the individual retail market. A variety of software programs that can be downloaded through the Internet, for a nominal fee, are also available - however, we have not found any of these programs to be effective or valuable - the programs pause the computer screen, and remind the participant to take a short break, or check posture and computer set up, and/or provide a log as to how much an individual has typed (or "moused") during a given day or timeframe.

     We believe our products and services, complemented by a strategic marketing plan, will deliver comprehensive business and personal solutions that far exceed anything available on the market today. Our ability to compete will be dependant on the level of quality and service we provide for our clients. There can be no assurance that we will be able to accomplish our goals or compete on a profitable basis within our target market.

Legal Proceedings

     We are not a party to any material legal proceedings, and no material legal proceedings have been threatened by or, to the best of our knowledge, against us.

Description of Property

     The offices of Dynamic Reality are located at 4920A Yonge Street, Toronto, Ontario, Canada M2N 5N5. The telephone number is 416-540-3234.

     We are entitled to use office space otherwise provided to our executive officer pursuant to an oral agreement. In addition, we are provided office services as may be required. We currently do not pay any amount for the office space or services. Any costs of this office are considered immaterial to the financial statements and accordingly are not reflected therein. We believe that this facility is adequate to meet our corporate needs in the foreseeable future.

Employees

     Our only employee is Dr. Kimberly Partridge, our president, secretary and sole director who is working part-time on a non-salaried basis while we are in the development stage. Once adequate funding is secured, we anticipate that initial staffing requirements will include 2 computer programmers, 1 marketing representative and 1 sales representative. If we are successful in implementing our business plan we anticipate the need for seminar leaders, accounting and general administrative personnel.


                                   MANAGEMENT

Executive Officers and Directors

     Dr. Kimberly Partridge, age 33 and a Doctor of Chiropractic, is the president, secretary and sole director of Dynamic Reality. Dr. Partridge graduated from the University of Toronto in 1992 with a Bachelor of Honors in Science. In 1996, Dr. Partridge graduated from the Canadian Memorial Chiropractic College with a Doctor of Chiropractic Degree, and began her professional Chiropractic career with a two-year tenure at Ceder Brae Heights Chiropractic Clinic. In 1998, Dr. Partridge opened her own private practice, known as the Yonge Sheppard Chiropractic Wellness Center. Dr. Partridge's commitment is to chiropractic health and personal wellness. The clinic also offers the services of registered massage therapists and a Doctor of Naturopathic Health.

Executive Compensation

     We have not paid any cash compensation or other benefits to our executive officers since our inception. Cash compensation amounts will be determined in the future based on the services to be rendered and time devoted to our business and the availability of funds. Other elements of compensation, if any, will be determined at that time or at other times in the future.

     Ms. Cindy Roach, our president and secretary until December 14, 2001, did not receive any cash compensation for her services. Ms. Roach also was a director of Dynamic Reality until December 14, 2001. To enhance Ms. Roach's prior investment in the Company, she transferred at the time of Dr. Partridge becoming the president and secretary and a director of the Company, 8,000,000 shares of common stock that she owned personally.

     Until we have sufficient capital or revenues, Dr. Partridge will not be provided cash remuneration. At such time as we are able to provide a regular salary, it is our intention that Dr. Partridge will become employed pursuant to an executive employment agreement, at an annual salary to be determined based on her then level of time devoted to Dynamic Reality and the scope of her responsibilities. Until we enter into an employment agreement, we may use shares of common stock to compensate Dr. Partridge. In addition, we may use common stock to compensate others for services to Dynamic Reality.

Director Compensation

     Persons  who  are  directors  and  employees   will  not  be   additionally
compensated for their services as a director. There is no plan in place for compensation of persons who are directors who are not employees, but it is expected that in the future we will create a remuneration and reimbursement plan.

Other Compensation Arrangements

     On December 14, 2001, the Board of Directors and a majority stockholder by written consent adopted an equity-based compensation plan known as the "2001 Equity Performance Plan". The plan provides for up to 3,000,000 shares of common stock to be available for issuance to directors, officers, consultants and others as permitted under the plan. Shares issued under the plan will be deemed to be duly authorized, fully paid and non-assessable shares of common stock.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of December 28, 2001, the name and shareholdings of each person who owns of record, or was known by us to own beneficially,* 5% or more of the shares of the common stock currently issued and outstanding; the name and shareholdings, including options to acquire the common stock, of each director; and the shareholdings of all executive officers and directors as a group.


                                                 NUMBER OF           PERCENTAGE
                                                 SHARES              OF
    NAME OF PERSON OR GROUP                      OWNED *             OWNERSHIP
    -----------------------                      ---------           ----------
Dr. Kimberly Partridge (1) **                   8,000,000              66.67%
Cindy Roach (2)                                 1,000,000               8.33%
Mitchell Geisler (3)                            1,000,000               8.33%
Dungavel, Inc. (4)                              1,000,000               8.33%


All executive officers and
Directors as a group (one person)               8,000,000              66.67%

--------------

* Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options or warrants currently exercisable or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

** Dr. Kimberly Partridge is the Company's president, secretary and sole director.

(1) Dr. Kimberly Partridge's business address is 4920A Yonge Street, Toronto, Ontario M2N 5N5 Canada. Dr. Partridge's spouse is Mr. Mitchell Geisler. She disclaims beneficial ownership of the 1,000,000 shares owned by Mr. Geisler.

(2) Cindy Roach's business address is 60 Waverly Road, Toronto, Ontario M4L 3T1 Canada.

(3) Mitchell Geisler's business address is 141 Adelaide Street West, Suite 1004, Toronto, Ontario, M5H 3L5. Mr. Geisler's spouse is Dr. Partridge. He disclaims beneficial ownership of the 8,000,000 shares owned by Dr. Partridge.

(4) Dungavel, Inc.'s business address is British Colonial Centre of Commerce, 1 Bay St. Third Floor, P. O. Box N-7115, Nassau, Bahamas.

There are currently no outstanding options or warrants to purchase shares of our stock.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 100,000,000 shares of capital stock, all of which is designated common stock, $.001 par value. As of December 19, 2001, there were 12,000,000 shares of common stock issued and outstanding.

Common Stock Description

     The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. In addition, the holders are entitled to receive dividends ratably, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our dissolution, liquidation or winding-up, the holders of common stock are entitled to share ratably in all the assets remaining after payment of all our liabilities and subject to the prior distribution to any senior securities that may be outstanding at that time. The holders of common stock do not have cumulative voting rights or preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. The holders of more than 50% of such outstanding shares, voting at an election of directors can elect all the directors on the board of directors. All outstanding shares of common stock are, when issued, the shares of common stock offered hereby, are full paid and non-assessable.

     Prior to this offering, there has been no public market for our common stock. The common stock is not approved for listing on any trading medium or exchange. After the offering, we plan to take such action as may permit a broker-dealer to apply for quotation of the common stock on the Over-the-Counter Bulletin Board. The OTCBB is a broker driven market. We independently are not able to make an application for listing Dynamic Reality on that market. Therefore, we are dependant on an application being made and market quotes being supplied by a broker-dealer. If no broker-dealer takes action in respect of the common stock, there will be no trading on that market. Prior to any listing on the OTCBB, it is possible there may be trading of the common stock on the "pink sheets".

     Even if there is a quote for the common stock, there can be no assurance that an active market will develop. If an active trading market is not developed or maintained, the liquidity and trading price of our common stock could be adversely affected. The per-share price in this offering was determined by the management of Dynamic Reality. It may bear no relationship to the price at which the shares will trade upon completion of this offering. It also is not indicative of the future market performance of the common stock.

     It is anticipated that trading our capital stock will be subject to the "penny stock" rules as defined in Rule 3a51-1 of the Securities and Exchange Act of 1934. The penny stock disclosure requirements may have the effect of reducing the level of trading activity of our common stock in the secondary market.

     Pursuant to the Penny Stock Reform Act of 1990, prior to effecting any transaction in any penny stock, a broker or dealer is required to give the customer a risk disclosure statement the content of which is to include the following:

               a. A description of the nature and level of risk for the market.

               b. A description of the nature and level of the risk in the market for penny stocks.

               c. A brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of a spread between bid and ask prices.

               d.        A  toll  free   telephone   number  for   inquiries  on
                         disciplinary actions relating to security violators.

               e. A definition of significant terms used in the Risk Disclosure Document or in the Conduct of Trading in Penny Stock.

               f. Such other information as the SEC shall require by rule or regulation.

     The Penny Stock Reform Act also directed the SEC to adopt rules requiring broker/dealers, prior to effecting any transaction in a penny stock, to disclose in connection with the transaction the following:

               a.        The bid and ask prices for the penny stock.

               b. The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stocks.

               c. The amount and a description of any compensation the broker/dealer and associated persons will receive in connection with the transaction.

               d. Such other information as the SEC by rule determines to be useful and reliable information relating to the price of such stock.

     The disclosure scheme under the Penny Stock Reform Act has three related layers designed to inform investors of the extraordinary risk associated with investments in the penny stock market. The first layer requires a broker-dealer prior to the initial transaction in a penny stock with the customer to furnish the customer with a Risk Disclosure Document including, among other things, a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risk associated with investments in the penny stock market. The second layer consists of transaction related documents that the broker-dealer must make available prior to effecting a transaction in penny stocks, including quotation information, the dealer's and salesperson's compensation in connection with the transaction. Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

     The Risk Disclosure Document is a generic disclosure document that must be given to the customer by a broker-dealer before the initial transaction with the customer of a penny stock whether the transaction is in connection with the distribution of a security or a trading transaction. The broker-dealer must receive, and preserve as part of his records a written acknowledgment of receipt of the document from the customer prior to effecting a transaction in a penny stock.

Stock Transfer Agent

     The stock transfer agent for the common stock is Executive Registrar, 3118 West Thomas Road, Suite 707, Phoenix, Arizona 85017.

Holders

     As of December 19, 2001, there were 33 holders of record of the common stock.

                          SHARES HELD FOR FUTURE RESALE

     After the completion of the full offering, we will have 22,000,000 shares of common stock outstanding. All 10,000,000 shares sold in the offering will be freely tradeable without restriction under the Securities Act of 1933. Of the 12,000,000 shares outstanding prior to the offering, 4,000,000 shares are being registered under this Prospectus and may be sold from time to time in the public market subject to the Securities Act requirements by the selling stockholders and 8,000,000 shares will be eligible for public sale without registration in December 2002 pursuant to Rule 144.

     Under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including the holding period of any prior owner except an affiliate, would be generally entitled to sell within any three month period a number of shares that does not exceed the greater of (i) 1% of the number of then outstanding shares of the common stock or (ii) the average weekly trading volume of the common stock in the public market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about Dynamic Reality. Any person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Dynamic Reality at any time during the three months preceding a sale, and who has beneficially owned shares for at least two years (including any period of ownership of preceding nonaffiliated holders), would be entitled to sell shares under Rule 144(k) without regard to the volume limitations, manner-of-sale provisions, public information requirements or notice requirements.

                              SELLING STOCKHOLDERS

     The following tables list certain information, as of December 28, 2001, regarding the beneficial ownership of our outstanding common stock by each of our selling stockholders, which are being registered pursuant to this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

     The 4,000,000 shares of common stock that we are registering pursuant to this prospectus that are owned by current stockholders (excluding the 10,000,000 of new shares being offered by Dynamic Reality are listed under the column "Number of Shares Being Offered".

     The  information  provided  in the  following  table  with  respect to each
selling  stockholder  is  based  on  information   obtained  from  that  selling
stockholder.



                                               Number of Shares    Percent of Ownership    Percent of Ownership
              Name and Address                    Being Offered     Before the Offering      After the Offering
              ----------------                    -------------     -------------------      ------------------
   Glen Akselrod                                        475,000                   3.96%                      0%
   5785 Yonge St., Ste 701
   Toronto, Ontario M2M 4J2

   Boav  Ben-Mosahe                                       2,000                    .02%                      0%
   255 Anenida Granada #115
   Palm Springs, CA 92362

   Michael Keith Booth                                    2,000                    .02%                      0%
   1912 S. Pacific Street
   Oceanside, CA  92054

   Emilio Cabellero                                       2,000                    .02%                      0%
   221107 Fair Oaks Ave., Ste. 32
   S. Pasadena, CA 91030

   Cindy Carrie                                           2,000                    .02%                      0%
   P. O. Box 822
   Solana Beach, CA 92075

   Kenneth Charity, Jr.                                   2,000                    .02%                      0%
   20322 Lighthouse Lane
   Huntington Beach, CA 92646

   Dungavel, Inc.                                     1,000,000                   8.33%                      0%
   British Colonial Centre of Commerce
   1 Bay St. Third Floor
   P. O. Box N-7115
   Nassau, Bahamas

   Jennifer Ferrante                                                               .02%                      0%
   9535 Vilven                                            2,000
   Houston, TX 77057

   Gus Galante                                            2,000                    .02%                      0%
   3266 Lochlomond Road #201
   Carlsbad, CA 92008

   Allison Garcia                                         2,000                    .02%                      0%
   5875 Los Santos Way
   Buena Park, CA 90620

   Mitchell Geisler                                   1,000,000                   8.33%                      0%
   1809-110 Erskine Ave.
   Toronto, Ontario M4P 1Y4

   David H. Hack                                          2,000                    .02%                      0%
   232 West Smoot Drive
   Tucson, AZ 85705

   Stephanie Hill                                         2,000                    .02%                      0%
   1555 West Renee Drive
   Anaheim, CA 91802

   Tawny Hill                                             2,000                    .02%                      0%
   5855 Naples Plaza #204
   Long Beach, CA 90803

   Keith Johnson                                          2,000                    .02%                      0%
   2101 S. Hearthstone Ave.
   Tucson, AZ 85710

   Al Landau                                            100,000                   0.83%                      0%
   201 Kingslake Rd.
   Toronto, Ontario M2J 3G5 Canada

   Tony Martinez                                          2,000                    .02%                      0%
   2800 Saturn St., Ste. #200
   Brea, CA 92821


                                               Number of Shares    Percent of Ownership    Percent of Ownership
              Name and Address                    Being Offered     Before the Offering      After the Offering
              ----------------                    -------------     -------------------      ------------------

   Gloria Miller                                         75,000                   0.63%                      0%
   9 Spindlewood Drive
   Toronto, Ontario M2J 2M9 Canada

   Annette Obrien                                         2,000                    .02%                      0%
   16761 Viewpoint Lane #187
   Huntington Beach, CA 92647

   Phil Perez                                             2,000                    .02%                      0%
   7093 El Viento Way
   Buena Park, CA 90620

   Richard Perez                                          2,000                    .02%                      0%
   12449 Gradwell Street
   Lakewood, CA 90715

   Joel Rattray                                           2,000                    .02%                      0%
   5181 Del Sol Circle
   La Palma, CA 90623

   Bryan E. Rhodes                                        2,000                    .02%                      0%
   2011 S. Cloverland
   Tucson, AZ 85711

   Cindy Roach                                        1,000,000                   8.33%                      0%
   60 Waverly Road
   Toronto, Ontario M4L 3T1 Canada

   Lynde Russell                                          2,000                    .02%                      0%
   114 North Calle Marcus
   Palm Springs, CA 92262

   Eric Sherman                                           2,000                    .02%                      0%
   1623 3rd Avenue 4K
   New York, NY 10128

   Kirsten Shermerhorn                                    2,000                    .02%                      0%
   2653 Alicante Road
   La Miranda, CA 90520

   Dave Shutts                                            2,000                    .02%                      0%
   21686 Calle Alcazar Street
   Yorba Linda, CA 92887

   Victoria Smith                                         2,000                    .02%                      0%
   14 Sand Dollar Court
   Newport Beach, CA 92663

   Tanya Wattenberg                                       2,000                    .02%                      0%
   9160 East Deer Trail
   Tucson, AZ 85710

   Jennifer Worden                                        2,000                    .02%                      0%
   9055 E. Catalina Hwy.  Ste. 5206
   Tucson, AZ 85749

   ZDG Investments Limited                              300,000                   2.50%                      0%
   141 Adelaide Street West, Unit 1004
   Toronto, Ontario M5H 3L5
                                            -------------------- ----------------------- -----------------------
   Total                                              4,000,000                  33.33%                      0%

                              PLAN OF DISTRIBUTION

Shares Offered by the Company

     The 10,000,000 shares being offered by Dynamic Reality will be sold by the efforts of Dr. Kimberly Partridge, president, secretary and a director of the Company. She will not receive any commission from the sale of any shares. She will also not register as a broker-dealer pursuant to Section 15 of the Securities and Exchange Act of 1934 in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions included the following:

        1.     None  of  the   selling   persons  are  subject  to  a  statutory
               disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of participation,

        2. None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities,

        3. None of the selling persons are, at the time of participation, an associated person of a broker-dealer, and

        4.     All of the selling  persons meet the  conditions of paragraph (a)
               (4) (ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform or are intending primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months, and (C) do not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on this rule.

     Since the offering is self-underwritten, we intend to advertise and hold investment meetings in various states where the offering will be registered and will distribute this prospectus to potential investors at the meetings and to persons with whom management is acquainted who are interested in Dynamic Reality, Inc. and a possible investment in the offering.

     We are offering the shares subject to prior sale and subject to approval of certain matters by our legal counsel.

     This offering will commence on the date of this prospectus and continue for a period of nine months, unless we sell all the shares prior to that final date. We may terminate this offering at any time, for any reason; thus not selling any or all of the shares offered. There is no minimum number of shares that we are required to sell.

Procedure of Subscription

     If you decide to subscribe for shares in this offering, you will be required to execute a subscription agreement and tender it, together with a check or wired funds to us, for acceptance or rejection. All checks should be made payable to Dynamic Reality, Inc. A copy of this agreement will accompany a prospectus or may be obtained from us by persons who have received a prospectus and requested the agreement.

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

     Subscriptions for securities will be accepted or rejected promptly. Once accepted, the funds will be deposited in an account maintained by us and considered assets of Dynamic Reality, Inc. once cleared by our bank. Subscription funds will not be deposited in an escrow account. Certificates for the shares purchased will be issued and distributed by our transfer agent, within ten business days after a subscription is accepted and "good funds" are received in our account. Certificates will be sent to the address supplied in the investor subscription agreement by regular mail.

Shares Offered by Selling Stockholders

     We have agreed to register for public resale, shares of our common stock which have been issued to the selling stockholders. The selling stockholders will receive all of the net proceeds from their sales. The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock, which they own. The selling stockholders may also sell their shares of our common stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

     The selling stockholders may sell their shares of our common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell such shares. Brokers or dealers may receive commissions, discounts or concessions from a selling stockholder or, if any such broker-dealer acts as agent for the purchaser of such shares, from a purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved. From time to time a selling stockholder may pledge its shares. Upon default by a selling stockholder, the financial institution may offer and sell such pledged shares.

     The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of their shares of our common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of such shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

     We are required to pay all fees and expenses incident to the registration of the shares of our common stock offered hereby other than broker-dealer discounts and commissions. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

     On December 11, 2001 we filed a Form 8K with the Securities and Exchange Commission reporting that we changed our Independent Accountants as of December 6, 2001. The following information was filed in that current report:

         (a)      Previous independent accountants

                  (i) On December 6, 2001, Simon Krowitz Bolin & Associates, P.A., the independent accountants of Dynamic Reality, Inc. ("Registrant"), resigned.

                  (ii) The report of Simon Krowitz Bolin & Associates, P.A. on the 2000 and 1999 financial statements contained no adverse opinion, disclaimer of opinion or modification of the opinion.

                  (iii) The Registrant's Board of Directors participated in and approved the decision to change independent accountants on December 6, 2001.

                  (iv) In connection with its audits for the two most recent fiscal years and review of unaudited financial statements through December 6, 2001, there have been no disagreements with Simon Krowitz Bolin & Associates, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Simon Krowitz Bolin & Associates, P.A. would have caused them to make reference thereto in their report on the financial statements.

                  (v) During the two most recent fiscal years and through December 6, 2001, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

                  (vi) The Registrant requested that Simon Krowitz Bolin & Associates, P.A. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.

         (b)      New independent accountants

     The Registrant engaged Malone & Bailey, PLLC as its new independent accountants as of December 6, 2001. During the two most recent fiscal years and through December 6, 2001, the Registrant has not consulted with Malone & Bailey, PLLC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, and no written report or oral advice was provided to the Registrant by concluding there was an important factor to be considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in
Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

                                 LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for Dynamic Reality by Graubard Miller.

                                     EXPERTS

     The  financial  statements  of Dynamic  Reality,  Inc.  for the years ended
December 31, 2000, and 1999, appearing in this Prospectus and Registration Statement have been audited by Simon Krowitz Bolin & Associates, P.A., independent auditors, as set forth in their report thereon appearing elsewhere herein.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We intend to furnish our stockholders with annual reports, which will include financial statements audited by our independent accountants, and all other periodic reports as we may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) of the Exchange Act.

     As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and in the exhibits and schedules thereto. For further information with respect to Dynamic Reality, Inc. and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement as exhibits and schedules are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. The Registration Statement, including the exhibits and schedules thereto, may be obtained at the address noted below.

     We file annual and other periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and such reports and other information filed by us may be inspected and copied at the public reference facilities of the Commission in Washington, D.C., and can be read or obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS


                                TABLE OF CONTENTS

                                                                      PAGE


Report of Simon Krowitz Bolin & Associates,P.A.
 independent accountants                                               F-2

Balance Sheet for the years ended December 31,
 2000 and December 31, 1999                                            F-3

Statements of Income and Retained Earnings for the
 years ended December 31, 2000 and December 31,
 1999 and inception to December 31, 2000                               F-4

Statement of Changes in Shareholders' Equity for
 the period December 31, 1996 (inception) through
 December 31, 2000                                                     F-5

Statements of Cash Flows for the years ended
 December 31, 2000 and December 31, 1999 and
 inception to December 31, 2000                                        F-6

Notes to Financial Statements                                          F-7

Review Report of Simon Krowitz Bolin &
 Associates, P.A. independent accountants                             F-10

Balance Sheets as of September 30, 2001
 and December 31, 2000                                                F-11

Statement of Operations for the three
 months ended September 30, 2001
 and September 30, 2000                                               F-12

Statement of Operations for the nine
 months ended September 30, 2001 and
 September 30, 2000 and inception to
 September 30, 2001                                                   F-13

Statements of Cash Flows for the nine months
 ended September 30, 2001 and September 30,
 2000 and inception to September 30, 2001                             F-14

Notes to Financial Statements (Unaudited)                             F-15

                     SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                         11300 ROCKVILLE PIKE, SUITE 800
                            ROCKVILLE, MARYLAND 20852




Independent Auditors' Report



To the Board of Directors of
Dynamic Reality, Inc.
Toronto, Ontario
CANADA


We have audited the accompanying balance sheet of Dynamic Reality, Inc. (a development stage company) as of December 31, 2000 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of Dynamic Reality's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements as of December 31, 1999 were audited by another auditor. We did not audit or review them and accordingly, express no opinion or other form of assurance on them.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dynamic Reality, Inc. as of December 31, 2000 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.




/s/Simon Krowitz Bolin & Associates, P.A.



February 20, 2001

                             DYNAMIC REALITY, INC.
                         (A Development Stage Company)

                                 BALANCE SHEET
                                  December 31,

                                                                   2000            1999
                                                                 --------        --------
ASSETS

Other Assets
     Prepaid Expenses                                            $  7,500               0
                                                                 --------        --------
TOTAL ASSETS                                                     $  7,500        $      0
                                                                 --------        --------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Accounts Payable                                            $    300        $    300

Long-Term Liabilities
     Notes Payable                                                  7,500               0
                                                                 --------        --------
Total Liabilities                                                   7,800             300
                                                                 --------        --------
Stockholders' Equity
     Common Stock - $0.001 par value; 100,000,000 shares
      authorized, 1,000,000 shares issued and outstanding           1,000           1,000
     Common Stock Subscribed, 9,000,000 shares                      9,000
     Additional Paid in Capital                                     4,000           4,000
     Retained Earnings (Deficit)                                  (14,300)         (5,300)
                                                                 --------        --------
Total Stockholders' Equity (Deficit)                                 (300)           (300)
                                                                 --------        --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $  7,500        $      0
                                                                 --------        --------
See Auditors' Report and Notes to Financial Statements.

                             DYNAMIC REALITY, INC.
                         (A Development Stage Company)

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                                For the Periods


                                                                                           December 31,
                                                      January 1,         January 1,           1996
                                                        2000 to            1999 to         (inception)
                                                     December 31,       December 31,       to December
                                                         2000               1999             31, 2000
                                                     ------------       ------------       ------------
REVENUES                                             $          0       $          0       $          0
                                                     ------------       ------------       ------------
GENERAL AND ADMINISTRATIVE EXPENSES
     Operating Expenses                                     9,000                  0             14,000
     Legal and Accounting                                                        300                300
                                                     ------------       ------------       ------------
NET (LOSS)                                                 (9,000)              (300)           (14,300)

RETAINED EARNINGS (DEFICIT) - BEGINNING                    (5,300)            (5,000)                 0
                                                     ------------       ------------       ------------
RETAINED EARNINGS - ENDING                           $    (14,300)      $     (5,300)      $    (14,300)
                                                     ------------       ------------       ------------

NET (LOSS) PER SHARE - BASIC                         $      (0.00)      $      (0.00)      $      (0.00)

WEIGHTED AVERAGE SHARES USED IN PER
 SHARE CALCULATION - BASIC                             10,000,000         10,000,000         10,000,000
                                                     ------------       ------------       ------------
See Auditors' Report and Notes to Financial Statements.

                                       F-4

                             DYNAMIC REALITY, INC.
                         (A Development Stage Company)

                  STATEMENT OF CHANGES OF SHAREHOLDERS' EQUITY
       For the Period December 31, 1996 (inception) to December 31, 2000


                                                                              Additional
                                                                               Paid in          Retained
                                               Shares          Amount          Capital          Earnings           Total
                                             ----------      ----------       ----------       ----------       -----------
Balance at December 31, 1996
 (inception)                                          0      $        0       $        0       $        0       $        0

Issuance of Common Stock for
 services rendered @ 1.00 per share               5,000           5,000                0                0            5,000

Net Loss                                              0               0                0           (5,000)          (5,000)
                                             ----------      ----------       ----------       ----------       ----------
Balance - December 31, 1996                       5,000           5,000                0           (5,000)               0

Net Loss - Year Ended December
 31, 1997                                             0               0                0                0                0
                                             ----------      ----------       ----------       ----------       ----------
Balance - December 31, 1997                       5,000           5,000                0           (5,000)               0

Net Loss - Year Ended December
 31, 1998                                             0               0                0                0                0
                                             ----------      ----------       ----------       ----------       ----------
Balance - December 31, 1998                       5,000           5,000                0           (5,000)               0

On March 10, 1999:
- Changed value of stock from no
   par value to 0.001 per share                       0          (4,000)           4,000                0                0

- Forward split 200:1 resulted in
   additional issuance                          995,000               0                0                0                0

Net Loss - Year Ended December
 31, 1999                                             0               0                0             (300)            (300)
                                             ----------      ----------       ----------       ----------       ----------
Balance - December 31, 1999                   1,000,000           1,000            4,000           (5,300)            (300)

Net Loss - Year Ended December
 31, 2000                                             0               0                0           (9,000)          (9,000)

Common Stock Subscribed                       9,000,000           9,000                0                             9,000
                                             ----------      ----------       ----------       ----------       ----------

Balance - December 31, 2000                  10,000,000      $   10,000       $    4,000       $  (14,300)      $     (300)
                                             ----------      ----------       ----------       ----------       ----------

See Auditors' Report and Notes to Financial Statements.

                             DYNAMIC REALITY, INC.
                         (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS
                                 For the Period


                                                                                                December 31,
                                                            January 1,         January 1,           1996
                                                             2000 to            1999 to          (inception)
                                                           December 31,       December 31,       to December
                                                               2000               1999            31, 2000
                                                           -----------        -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net (Loss)                                                $ (9,000)          $   (300)          $ (5,300)
  Adjustments to reconcile net income to
    net cash (used) by operating activities:
  Changes in assets and liabilities:
    Increase in Accounts Payable                                   0                300                300
    Increase in Prepaid Expenses                              (7,500)                 0             (7,500)
                                                           -----------        -----------        -----------
NET CASH (USED) BY OPERATING ACTIVITIES                      (16,500)                 0            (12,500)
                                                           -----------        -----------        -----------
CASH FLOWS FROM FINANCING ACTIVITIES:

  Issuance of Common Stock                                         0                300              5,000
  Increase in Notes Payable                                    7,500                  0              7,500
  Common Stock Subscribed                                      9,000                  0                  0
                                                           -----------        -----------        -----------
NET CASH PROVIDED BY FINANCING
 ACTIVITIES                                                   16,500                  0             12,500

NET INCREASE IN CASH                                               0                  0                  0

CASH - Beginning                                                   0                  0                  0
                                                           -----------        -----------        -----------
CASH - Ending                                               $      0           $      0           $      0
                                                           -----------        -----------        -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
  Significant Non-cash Financing Activities:
   Common Stock Issued for Services Rendered at
     December 31, 1996  (inception)                         $      0           $      0           $  5,000
   Common Stock Subscribed for Services Rendered            $  9,000
                                                           -----------        -----------        -----------
See Auditors' Report and Notes to Financial Statements.

                             DYNAMIC REALITY, INC.
                         (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENT
                               December 31, 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         History and Business Activity - Dynamic Reality, Inc. (the "company") is a development stage company in accordance with SFAS No. 7, with no current business operations as of December 31, 2000. The company was incorporated in the state of Nevada on December 31, 1996 under the name Dynamic Reality Incorporated. The Company's business goal is to develop and implement a successful internet-based retail, marketing and consumer product information portal. The Company has adopted a business plan to enter the internet-based, on-line marketing and electronic product retail marketplace. In addition to electronic product retailing, the portal will provide consumers with timely product and industry-related information and news of interest and under co-marketing arrangements, convenient, electronic lines to additional web sites.

         Income Taxes - Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

         Basic and Diluted Net Income (Loss) Per Share - Basic net income (loss) per share is computed using the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is also computed using the weighted average number of common shares outstanding during the period. The company has no convertible debentures or shares outstanding and no stock options or warrants outstanding.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.


NOTE 2 - INCOME TAXES

         Since the Company has not yet realized income as of the date of this report, no provision for income taxes has been made.

                             DYNAMIC REALITY, INC.
                         (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENT
                               December 31, 2000


NOTE 3 - SHAREHOLDERS EQUITY

         Common Stock - The initial authorized common stock of Dynamic Reality, Inc. consists of 25,000 shares with no par value.

         On March 10, 1999 the State of Nevada approved the Company's restated articles of incorporation which increased the authorized shares of common stock from 25,000 common shares to 100,000,000 common shares. The par value was changed from no par to $.001.

         On March 10, 1999 the Board of Directors authorized the forward split on a 200:1 ratio, of the outstanding common shares of the company, thus increasing its number of outstanding shares from 5,000 to 1,000,000.

         On March 10, 1999 the Board of Directors authorized a stock issuance totaling 995,000 common shares of the company to reflect the change above.

         Preferred Stock - Dynamic Reality, Inc. has no preferred stock authorized.

NOTE 4 - RELATED PARTY TRANSACTIONS

         The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future. If a specific business opportunity becomes available, such persons may face a conflict of interest. A Company policy for handling such a conflict has not yet been formulated.


NOTE 5 - CONTINGENCIES

         Legal - The company is not currently aware of any other legal proceedings or claims that the company believes will have, individually or in the aggregate, a material adverse effect on the company's financial position or results of operations.

                             DYNAMIC REALITY, INC.
                         (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENT
                               December 31, 2000


NOTE 7 - COMMITMENTS

         The Company has signed two separate promissory notes with Mr. Alan Akselrod and ZDG Investments Limited for the sum of USD $5,000 and USD $2,500, respectively on December 20, 2000. They both are due on February 15, 2002.

NOTE 8 - SUBSEQUENT EVENTS

         An additional 9,000,000 shares of common stocks were authorized and issued to the Company's majority owned president, Cindy Roach, on January 17, 2001 for her consulting service of drafting the business plan.

NOTE 9 - GOING CONCERN

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs and allow it to continue as a going concern. It is the intent of the Company to seek a capital investment by the sale of securities or loans. Until that time the stockholders/officers and/or directors have committed to advancing the operating costs of the Company interest free.

                     SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                         11300 ROCKVILLE PIKE, SUITE 800
                            ROCKVILLE, MARYLAND 20852


Independent Accountants' Review Report


To the Board of Directors
Dynamic Reality, Inc.
Toronto, Ontario, CANADA

We have reviewed the balance sheet of Dynamic Reality, Inc. (a development stage company) as of September 30, 2001 and the related statements of operations and cash flows for the nine months ended September 30, 2001 and 2000 and the cumulative amounts from December 31, 1996 (inception) to September 30, 2001. These statements are the responsibility of management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the aforementioned financial statements for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been presented assuming that the Company will continue as a going concern. The Company has not established source of revenue and this raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from outcome of this uncertainty.


/s/ Simon Krowitz Bolin & Associates, P.A.

Rockville, Maryland
November 7, 2001

                              Dynamic Reality, Inc.
                          (A Development Stage Company)

                                 BALANCE SHEET

                                                         Unaudited
                                                         September     December
                                                         30, 2001      31, 2000
                                                         --------      --------
ASSETS:
  Current Assets
    Cash                                                 $   --        $   --
                                                         --------      --------
    Total Current Assets                                     --            --

  Other Assets
    Prepaid Expenses                                        2,500         7,500
                                                         --------      --------
    Total Other Assets                                      2,500         7,500

TOTAL ASSETS                                             $  2,500      $  7,500
                                                         ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Current Liabilities
    Accounts Payable                                     $    525      $    300
                                                         --------      --------
    Total Current Liabilities                                 525           300

  Long-Term Liabilities
    Notes Payable                                          23,894         7,500
                                                         --------      --------
    Total Long-Term Liabilities                            23,894         7,500

  Stockholders' Equity
    Common Stock, $.001 par value
    Authorized 100,000,000 shares
    Issued and Outstanding 10,000,000 shares               10,000         1,000
    Common Stock Subscribed, 9,000,000 shares                --           9,000
    Additional Paid in Capital                              4,000         4,000
    Deficit Accumulated During the Development
      Stage (Deficit)                                     (35,919)      (14,300)
                                                         --------      --------
    Total Stockholders' Equity                            (21,919)         (300)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $  2,500      $  7,500
                                                         ========      ========

See accompanying notes to financial statements.

                              Dynamic Reality, Inc.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS



                                              Unaudited               Unaudited
                                          Three Months ended      Three Months ended
                                          September 30, 2001      September 30, 2000
                                          ------------------      ------------------
Revenues                                     $        -               $        -

Operating expenses                                  525                        -
Legal and Accounting                              4,015                        -
                                            -------------            -------------
Net income (loss) from operations                (4,540)                       -
Provision for income taxes                            -                        -
                                            -------------            -------------
Net loss                                     $   (4,540)              $        -
                                            =============            =============
Deficit accumulated during the
development stage - beginning                   (31,379)                  (5,300)
                                            -------------            -------------
Deficit accumulated during the
development stage - ending                   $  (35,919)              $   (5,300)
                                            =============            =============
Net loss per common share                    $    (0.00)              $    (0.00)
                                            -------------            -------------
Weighted average number
  of shares outstanding                      10,000,000                1,000,000
                                            =============            =============
See accompanying notes to financial statements.

                              Dynamic Reality, Inc.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS


                                                                                                 Cumulative amounts
                                                  Unaudited                Unaudited              since inception
                                              Nine Months ended        Nine Months ended        December 31, 1996 to
                                             September 30, 2001        September 30, 2000        September 30, 2001
                                             ------------------        ------------------       --------------------
Revenues                                        $          -                 $        -               $        -

Operating expenses                                     2,803                          -                   16,804
Legal and Accounting                                  18,816                          -                   19,115
                                             ------------------        ------------------       --------------------
Net income (loss) from operations                    (21,619)                         -                  (35,919)
Provision for income taxes                                 -                          -                        -
                                             ------------------        ------------------       --------------------
Net loss                                        $    (21,619)                $        -               $  (35,919)
                                             ==================        ==================       ====================
Deficit accumulated during the
development stage - beginning                        (14,300)                    (5,300)
                                             ------------------        ------------------       --------------------
Deficit accumulated during the
development stage - ending                      $    (35,919)                $   (5,300)              $  (35,919)
                                             ==================        ==================       ====================
Net loss per common share                       $      (0.00)                $    (0.00)              $    (0.01)
                                             ------------------        ------------------       --------------------
Weighted average number
  of shares outstanding                           10,000,000                  1,000,000                2,421,053
                                             ==================        ==================       ====================

See accompanying notes to financial statements.

                              Dynamic Reality, Inc.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS

                                                                                                       Cumulative amounts
                                                          Unaudited               Unaudited             since inception
                                                      Nine Months ended       Nine Months ended       December 31, 1996 to
                                                     September 30, 2001      September 30, 2000        September 30, 2001
                                                     ------------------      ------------------       --------------------
Cash flows from operating activities:
  Net losses                                             $  (21,619)              $        -                $  (35,919)
Adjustments to reconcile net loss
  to net cash used in operating
  activities:
Changes in assets and liabilities:
  Increase (decrease) in accounts payable                       225                        -                       525
  Decrease (Increase) in prepaid expenses                     5,000                        -                    (2,500)
                                                     ------------------      ------------------       --------------------
Net cash (used) by operating activities                     (16,394)                       -                   (37,894)
 Cash flows from financing activities:
  Proceeds from notes payable                                16,394                        -                    23,894
  Issuance of common stock                                        -                        -                    14,000
                                                     ------------------      ------------------       --------------------
Net cash provided (used) by financing
activities                                                   16,394                        -                    37,894

Net increase (decrease) in cash                                   0                        0                         0

Cash, beginning of period                                         0                        0                         0
                                                     ------------------      ------------------       --------------------
Cash, end of period                                      $        0               $        0                $        0
                                                     ==================      ==================       ====================
Supplemental disclosure of cash flow
information:
  Significant non-cash financing
  activities:
  Common stock issued for services rendered              $        0               $        0                $   14,000
                                                     ==================      ==================       ====================

See accompanying notes to financial statements.

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2001
                                   (Unaudited)

1.       GENERAL

The accompanying unaudited consolidated financial statements have been prepared in conformity with the accounting principles stated in the audited financial statements for the year ended December 31, 2000 and reflect all adjustments which are, in the opinion of management, necessary for a fair statement of the financial position as of September 30, 2001 and the results of operations for the periods presented. The operating results for the interim periods are not necessarily indicative of results for the full fiscal year.

The notes to consolidated financial statements appearing in the Company's Annual Report as filed on SEC Form 10-SB for the years ended December 31, 2000 and 1999 should be read in conjunction with this Quarterly Report on Form 10-QSB.

2.       NOTES PAYABLE

During the quarter ended September 30, 2001, the Company received various loans totaling $4,015 from a shareholder in order to pay operating expenses. These promissory notes bear 8% simple interest and are due one year from the date that the loans were made.

3.       SUBSEQUENT EVENTS

On December 14, 2001, the Company an equity-based compensation plan known as the "2001 Equity Performance Plan". The plan provides for up to 3,000,000 shares of common stock to be available for issuance to directors, officers, consultants and others as permitted under the plan. Shares issued under the plan will be deemed to be duly authorized, fully paid and non-assessable shares of common stock.

On December 14, 2001, the Company approved a resolution to issue 1,000,000 shares of common stock to Mr. Mitchell Geisler for developing the current business plan for the Company and for business consulting services. The Company also approved the issuance of 1,000,000 shares to Dungavel, Inc. for $25,000 in cash for operating expenses.

                                     Part II

                     Information Not Required in Prospectus

ITEM 24.  Indemnification of Directors and Officers

         The Nevada Business Corporation Act permits Nevada corporations such as ours to include in the articles of incorporation a provision eliminating or limiting directors' exposure to liability for monetary damages for breaches of their duty of care as directors, if the director acted in good faith and with ordinary care. The act does not eliminate the directors' liability for monetary damages for acts or omissions not in good faith or involving the intentional violations of law, the improper purchase or redemption of stock, payment of improper dividends or any transaction from which the director received an improper personal benefit.

         The act also permits Nevada corporations to include in the articles of incorporation a provision to indemnify any and all persons it has the power to indemnity. The act provides that a Nevada corporation may indemnify a person who was, is or is threatened to be made, a named party in a proceeding because the person is or was acting on behalf of the corporation. The indemnification by the corporation may be made if it is determined that the person conducted himself in good faith, reasonably believed that the conduct was in the corporation's best interests if the indemnitee is a director, or was at least not opposed to the corporations' best interests if the person was someone other than a director. Directors may not be indemnified if the person improperly benefited personally or the person is found liable to the corporation. The indemnification may be in respect of judgments, penalties, fines, settlements and reasonable expenses actually incurred.

         We have implemented the above-described provisions in our articles of incorporation. In addition, our by-laws provide for similar provisions. We do not have separate agreements of indemnification or advancement of expenses. We do not have directors and officers insurance.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, indemnification is against public policy and is therefore unenforceable. In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred by a director, officer or controlling person in successful defense of any action, suit or proceedings, is asserted by such director, officer or controlling person in connection with the securities being offered or sold by us, we will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the federal securities law, and will be governed by the final adjudication of such case.


ITEM 25.  Other Expenses of Issuance and Distribution

         The  estimated   expenses   payable  by  us  in  connection   with  the
distribution of the securities being registered are as follows:

SEC Registration and Filing Fee             $ 167
Legal Fees and Expenses                    20,000
Accounting Fees and Expenses               15,000
Financial Printing and Engraving            1,000
Blue Sky Fees and Expenses                  2,500
Miscellaneous                              11,333
                                           ------
TOTAL                                    $ 50,000



ITEM 26.  Recent Sales of Unregistered Securities

         On January 17, 2001, we issued 9,000,000 shares of common stock to Ms. Cindy Roach, the prior president of the Company, in payment of her services as a consultant in the preparation of our prior business plan. We expensed $9,000 for these services. The issuance was made under Section 4(2) of the Securities Act of 1933 on the basis that Ms. Roach is a sophisticated investor. Ms. Roach was a director or has been an employee/consultant and is or has been a stockholder of several public and private companies, some of which operate in the area of internet marketing.

         On December 14, 2001, the Board of Directors approved a resolution to issue 1,000,000 shares of common stock to Mr. Mitchell Geisler for developing the current business plan for the Company and for future business consulting services. These services were valued at $25,000 or $0.025 per share and a non-cash charge for this amount is included in the pro forma retained deficit. The Board of Directors also approved the issuance of 1,000,000 shares to Dungavel, Inc. for $25,000 in cash for operating expenses. These offerings were made pursuant to Regulation S.


ITEM 27.  Exhibits

Exhibit
Number                         Name of Exhibit
-------                        ---------------
3.01                     Articles of Incorporation of Dynamic Reality, Inc. (2)

3.02                     Amendment  to  Articles  of  Incorporation  of  Dynamic
                         Reality, Inc. (2)

3.03                     By-laws of Dynamic Reality, Inc.(2)

4.01                     Dynamic Reality, Inc. Subscription Agreement (1)

5.1 Opinion of Graubard Miller with respect to the legality of the securities being offered hereby (to be filed by amendment)

15.01 Simon Krowitz Bolin & Associates, P.A, letter on unaudited interim financial information (1)

16.01 Letter on Change in Certifying Accountant (also filed with Form 8-K on December 11, 2001.) (1)

23.01 Consent of Graubard Miller (included as part of its opinion)

23.02                    Consent of Simon Krowitz Bolin & Associates, P.A. (1)

-------------------------------
(1)      Filed herewith.
(2) Incorporated by reference from Form 10-SB filed on April 6, 2001. SEC file number 000-32517.

ITEM 28.  Undertakings

The Company will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement.

                  (iii) Include any additional or changed material information on the Plan of Distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions of its Articles of Incorporation, its By-Laws, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by Registrant for expenses incurred or paid by an officer, director or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Toronto, Ontario on January 03, 2002


                                DYNAMIC REALITY, INC.

                             By /s/  Dr. Kimberly Partridge
                                ---------------------------
                                Dr. Kimberly Partridge, President,
                                Secretary, & Director
                                (Principal Executive Officer)


         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.



        Signature                      Title                       Date

/s/ Dr. Kimberly Partridge      President, Secretary,        January 03, 2002
---------------------------         & Director
    Dr. Kimberly Partridge

Table of Exhibits

Exhibit
Number                             Name of Exhibit
-------                            ---------------
3.01                     Articles of Incorporation of Dynamic Reality, Inc. (2)

3.02                     Amendment  to  Articles  of  Incorporation  of  Dynamic
                         Reality, Inc. (2)

3.03                     Bylaws of Dynamic Reality, Inc. (2)

4.01                     Dynamic Reality, Inc. Subscription Agreement (1)

5.1 Opinion of Graubard Miller with respect to the legality of the securities being offered hereby (to be filed by amendment)

15.01 Simon Krowitz Bolin & Associates, P.A, letter on unaudited interim financial information (1)

16.01 Letter on Change in Certifying Accountant ( also filed with Form 8-K on December 11, 2001) (1)

23.01 Consent of Graubard Miller (included as part of its opinion)

23.02                    Consent of Simon Krowitz Bolin & Associates, P.A. (1)

-------------------------------
(3)      Filed herewith.
(4) Incorporated by reference from Form 10-SB filed on April 6, 2001. SEC file number 000-32517.



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